                                                                      Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 1994, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1993, into the Company's previously filed Registration Statements No. 2-56044, No. 2-64260, No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, and No. 33-45455 on Form
S-8 and Registration Statements No. 33-50619, No. 33-58130 and No. 33-62842 on Form S-3.




/s/ ARTHUR ANDERSEN & CO.



Chicago, Illinois
March 25, 1994